                                                                       EXHIBIT 1


                                  SAFEWAY INC.

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                             Underwriting Agreement
                                 (U.S. Version)


                                                               December __, 1997


Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
SBC Warburg Dillon Read Inc.
Smith Barney Inc.
         As Representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, NY 10004

Ladies and Gentlemen:

         The stockholders and warrantholders named in Schedule II hereto (the "Selling Stockholders") of Safeway Inc., a Delaware corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 19,921,172 shares (the "Firm Shares") and warrants (the "Firm Warrants") for the purchase of an aggregate of 2,578,828 shares (the "Firm Warrant Shares") and, at the election of the Underwriters, up to 2,988,176 additional shares (the "Optional Shares") and warrants (the "Optional Warrants") for the purchase of up to 386,824 additional shares (the "Optional Warrant Shares") of Common Stock, par value $0.01 per share ("Stock"), of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares". The Firm Warrants and the Optional Warrants that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Warrants". The Firm Warrant Shares and the Optional Warrant Shares are herein collectively called the "Warrant Shares". The Shares and the Warrant Shares are herein collectively called the "Securities".

         It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement (the "International Underwriting Agreement")
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providing for the sale by the Selling Stockholders of (i) up to a total of
2,545,483 shares of Stock (the "International Shares"), including the overallotment option thereunder, and (ii) warrants (the "International Warrants"), including the overallotment option thereunder, for the purchase of up to an aggregate of 329,517 shares of Stock (the "International Warrant Shares"), through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International, Morgan Stanley International Ltd., Merrill Lynch International, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers International (Europe), Swiss Bank Corporation, acting through its division SBC Warburg Dillon Read and Smith Barney Inc. are acting as lead managers. The International Shares and the International Warrant Shares are herein collectively called the "International Securities". Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Securities hereunder and the other relating to the International Securities. The latter form of prospectus will be identical to the former except for certain substitute pages. Except as used in Sections 2, 3, 4, 9 and 10 herein, and except as the context may otherwise require, references hereinafter to the "Shares" shall include all the Shares and the International Shares which may be sold pursuant to either this Agreement or the International Underwriting Agreement, references hereinafter to the "Warrants" shall include all the Warrants and International Warrants which may be sold pursuant to either this Agreement or the International Underwriting Agreement, references hereinafter to the "Warrant Shares" shall include all the Warrant Shares and International Warrant Shares which may be sold pursuant to either this Agreement or the International Underwriting Agreement, references hereinafter to the "Securities" shall include all the Securities and International Securities which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         1.      (a)      The Company represents and warrants to, and agrees
with, each of the Underwriters that:

                (i) A registration statement on Form S-3 (File No. 333-40807), as amended through the date hereof (the "Initial Registration Statement"), in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with



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         the Commission; and no stop order suspending the effectiveness of the
         Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective and (ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;

               (ii) The financial statements included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations for the periods specified, except as otherwise disclosed therein; and except as otherwise stated therein or in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement;

              (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the





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         Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing in the State of California and in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole; and each Significant Subsidiary (as used herein, the term "Significant Subsidiary" shall have the meaning assigned to "significant subsidiary" in Rule 405 under the Act) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

               (iv) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company;

                (v) The Warrant Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the International Underwriting Agreement and the Warrants, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive rights;

               (vi) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

              (vii) The shares of Stock (including the Shares to be sold by the Selling Stockholders hereunder and under the International Underwriting Agreement) and the Warrants have been duly authorized and validly issued and are fully paid and non-assessable; none of such Shares or Warrants, when delivered to the Underwriters or the International Underwriters, as the case may be, will be subject to any preemptive rights; the Shares and Warrant Shares conform as to legal matters to the description of the Stock contained in the Prospectus and the Warrants conform as to legal matters to the description thereof contained in the Prospectus;

             (viii) The Warrants have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms;

               (ix) The execution and delivery by the Company of, and the performance by the Company of its respective obligations under, this Agreement and the International Underwriting Agreement (including, without limitation, the purchase and exercise by the Underwriters and the International Underwriters of the Warrants) will not result in any violation of the Restated Certificate of Incorporation or By-laws of the Company or any agreement or other instrument (including, without limitation, the Warrant Purchase Agreement dated as of November 28, 1986 between the Company and SSI Equity Associates, L.P.) (the "Warrant Purchase Agreement")) binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency having





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         jurisdiction over the Company is required for the performance by the
         Company of its obligations under this Agreement or the International Underwriting Agreement except such as may be required under the Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

                (x) Upon the Underwriters' and the International Underwriters' purchase of the Warrants and payment to the Company of the Warrant Exercise Price (as defined herein), all of the requirements (whether under the Warrant Purchase Agreement or otherwise) with respect to the exercise of the Warrants for Warrant Shares will be satisfied, and the Company will be unconditionally obligated to immediately issue duly and validly authorized and issued, fully paid and nonassessable shares of Stock in respect thereof.

               (xi) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus;

              (xii) Other than as set forth in the Prospectus, there are no other legal or governmental proceedings pending or, to the Company's knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

             (xiii) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

              (xiv) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the rules and regulations of the Commission thereunder (except to the extent that any Preliminary Prospectus did not so comply in a manner corrected in the Prospectus); and

               (xv) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and such Registration Statement, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and
         (iv) the Prospectus





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
         does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (xv) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

         (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                (i) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

               (ii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the International Underwriting Agreement will not result in any violation of any material agreement or other instrument binding upon such Selling Stockholder or any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the International Underwriting Agreement, except the registration under the Act of the Securities, and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

              (iii) Such Selling Stockholder has, and on each Time of Delivery (as defined in Section 4 hereof) will have, valid title to all of the Shares or Warrants which may be sold by such Selling Stockholder under this Agreement and the International Underwriting Agreement and the legal right and power, and all authorization and approval required by law or other instruments binding upon such Selling Stockholder, to enter into this Agreement and the International Underwriting Agreement and to sell, transfer and deliver the Shares or Warrants to be sold by such Selling Stockholder;

               (iv) Upon delivery of the Shares or Warrants to be sold by such Selling Stockholder and payment therefor pursuant to this Agreement and the International Underwriting Agreement, the Underwriters and the International Underwriters, as the case may be, will hold such Shares and Warrants (including the Warrant Shares issued upon exercise of the Warrants after payment of the exercise price therefor) free and clear of any security interests, claims, liens, equities and other encumbrances assuming that such Underwriters have purchased such Shares, Warrants and Warrant Shares in good faith and without notice of any security interest, claims, liens, equities, encumbrances or any other adverse claims within the meaning of the Uniform Commercial Code; and

                (v) The information (other than the percent of shares owned, as to which such Selling Stockholder makes no representation) pertaining to such Selling Stockholder under





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
         the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects, and any information pertaining to such Selling Stockholder or its affiliates under the caption "Certain Relationships and Transactions" incorporated by reference into the Prospectus from the Company's 1997 Proxy Statement fairly presents the information required to be set forth therein and contains no material misstatement or omission.

         2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, (i) at a purchase price per share of $__ (the "Share Purchase Price"), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (ii) at a purchase price per Warrant of $__ (the "Warrant Purchase Price") (such Warrant Purchase Price representing the Share Purchase Price less the exercise price of $1.00 per Warrant (the "Warrant Exercise Price") for each Warrant Share), the number of Firm Warrants (to be adjusted by you so as to eliminate fractional warrants) determined by multiplying the aggregate number of Firm Warrants to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Warrants to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Warrants to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares or Optional Warrants as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders at the Share Purchase Price and Warrant Purchase Price that portion of the number of Optional Shares or Optional Warrants as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares and warrants) determined by multiplying such number of Optional Shares or Optional Warrants by a fraction the numerator of which is the maximum number of Optional Shares or Optional Warrants which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares or Optional Warrants that all of the Underwriters are entitled to purchase hereunder.

         The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election (i) up to 2,988,176 Optional Shares, at the Share Purchase Price, and (ii) up to 386,824 Optional Warrants, at the Warrant Purchase Price, for the sole purpose of covering overallotments in the sale of the Firm Shares and Firm Warrant Shares. Any such election to purchase Optional Shares or Optional Warrants shall be made in proportion to the number of Firm Shares and Firm Warrants, respectively, to be sold by each Selling Stockholder. Any such election to purchase





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
Optional Shares or Optional Warrants may be exercised by written notice from you to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares and Optional Warrants to be purchased and the date on which such Optional Shares and Optional Warrants are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         At any Time of Delivery, simultaneous with (i) the purchase by the Underwriters of the Firm Warrants or the Optional Warrants and (ii) the payment to the Company of the Warrant Exercise Price, the Underwriters will be deemed to have exercised such Firm Warrants or Optional Warrants and the Company will immediately issue to the Underwriters at such Time of Delivery, the related Firm Warrant Shares and Optional Warrant Shares, as the case may be.

         3. Upon the authorization by you of the release of the Firm Shares and the Firm Warrant Shares, the several Underwriters propose to offer the Firm Shares and the Firm Warrant Shares for sale upon the terms and conditions set forth in the Prospectus.

         4.      (a)      The Securities to be purchased by each Underwriter
hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Selling Stockholders. Payment of the Warrant Exercise Price for the Firm Warrant Shares and the Optional Warrant Shares shall be made by wire transfer of immediately available funds to an account designated by the Company. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares and the Firm Warrant Shares, 10:00 a.m., New York City time, on December __, 1997, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares and the Optional Warrant Shares, 10:00 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares and the Optional Warrant Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares and the Firm Warrant Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares and the Optional Warrant Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                 (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities,




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
will be delivered at the offices of Latham & Watkins, 505 Montgomery Street, San Francisco, California (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.      The Company agrees with each of the Underwriters:

                 (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits and all amendments thereto) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto);

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, whether by the filing of documents pursuant to the Exchange Act, the Act or otherwise, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you or counsel for the Underwriters reasonably objects;

                 (c) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;





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
                 (d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (e) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                 (f) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                 (g) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, except for (i) the Shares, (ii) any shares of Common Stock issued by the Company pursuant to stock option plans in effect on the date of the Prospectus, (iii) option grants under stock option plans in effect on the date of the Prospectus, (iv) any agreement of the Company in connection with an acquisition of assets or properties or any capital stock issuable pursuant to the terms of such an agreement, (v) capital stock issuable upon the exercise of warrants outstanding on the date of the Prospectus or (vi) the cancellation of warrants, without the prior written consent of Goldman, Sachs & Co.;

                 (h) Upon payment of the Warrant Purchase Price for any or all of the Warrants to the Selling Stockholders, to deem any and all requirements for the transfer of such Warrants to be satisfied.

                 (i) Simultaneous with the purchase from the Selling Stockholders of, and payment for, the Firm Warrants and any Optional Warrants and the payment to the Company of the Warrant Exercise Price by the Underwriters, the Company will issue the Firm Warrant Shares and any Optional Warrant Shares, respectively, all as contemplated by this Agreement.

                 (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iii) the cost of printing certificates representing the Securities, (iv) the costs and charges of any transfer agent, registrar or depositary, (v) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show, (vi) all other costs and expenses of the Company in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section, and (vii) any other costs and expenses of others in connection with the performance of the Company's obligations hereunder which have been previously approved by the Company. Goldman, Sachs & Co. agrees to pay New York State stock transfer taxes incurred in connection with the sale of the Securities pursuant hereto, if any, and the Selling Stockholders agree to reimburse Goldman, Sachs & Co. for any associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section, and Sections 8 and 10 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them, the costs and expenses of the Underwriters relating to investor presentations on any "road shows" undertaken in connection with the marketing of the Securities and any advertising expenses connected with any offers they may make.

         7. The several obligations of the Underwriters hereunder are subject to the following conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to each Time of Delivery:

                           (i) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, considered as a whole, from that set forth in the Prospectus, that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to proceed with the public offering or the delivery of the Securities to be delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                          (ii) You shall have received at such Time of Delivery a certificate, dated such Time of Delivery and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Time of Delivery and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of its obligations to be performed or satisfied on or before such Time of Delivery (the officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened); and

                         (iii) You shall have received at such Time of Delivery a certificate, dated such Time of Delivery and signed on behalf of each of the Selling Stockholders, to the effect that the representations and warranties of such Selling Stockholders contained in this Agreement are true and correct as of such Time of Delivery and that such Selling Stockholders have complied in all material respects with all of the agreements and satisfied in all material respects all of their obligations to be performed or satisfied on or before such Time of Delivery.

                 (b) Latham & Watkins, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                          (ii) The Company has authorized capital stock as set forth in the Prospectus, and the Stock and Warrants conform to the descriptions thereof contained in the Prospectus;

                         (iii) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company;

                          (iv)    The Shares to be sold by the Selling
                 Stockholders pursuant to this Agreement and the International Underwriting Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the Warrant Shares to be issued and sold by the Company pursuant to the terms of the Warrants have been duly authorized, and when issued to and paid for by you and the other Underwriters and International Underwriters in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable.

                           (v) The Warrants have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms.

                          (vi) The issue and sale of the Warrant Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with the provisions of this Agreement and the International Underwriting Agreement will not result in the violation by the Company of its Restated Certificate of Incorporation or By-laws or any federal, New York or California statute, rule or regulation known to such counsel to be applicable to the Company (other than federal securities laws, which are specifically addressed elsewhere in such counsel's opinion, or state securities laws, as to which such counsel need not express an opinion) or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any of the indentures relating to the 9.30% Senior Secured Debentures due 2007, 10% Senior Notes due 2002, 10% Senior Subordinated Notes due 2001, 9.875% Senior Subordinated Debentures due 2007, 9.65% Senior Subordinated Debentures due 2004, 9.35% Senior Subordinated Notes due 1999, 6.85% Senior Notes due 2004, 7.00% Senior Notes due 2007 or 7.45% Senior Debentures due 2027, or the bank credit agreement between the Company and a consortium of banks led by Bankers Trust Company;

                         (vii) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission; and the Prospectus has been filed in accordance with Rule 424(b) and 430A under the Act;

                        (viii)    The Registration Statement and the
                 Prospectus, in each case excluding the documents referred to in (xi) below, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the applicable rules and regulations of the Commission thereunder; it being understood however, that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated in the Registration Statement or Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made and incorporated by reference therein are correct and complete;

                          (ix) The statements set forth in the Prospectus under the caption "Certain United States Tax Consequences to Non- United States Holders" and "Description of Capital Stock", insofar as such statements constitute summaries of legal matters, are accurate in all material respects;

                           (x) No consent, approval, authorization or order of, or filing with any federal, New York or California court or governmental agency or body is required for the issue of the Warrant Shares or the sale of the Securities except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters as to which such counsel need not express an opinion; and

                          (xi) Each document incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), when it became effective or was filed with the Commission, as the case may be, appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. In passing upon the compliance as to form of each of such documents, such counsel may assume that the statements made and incorporated by reference therein are correct and complete.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and such counsel has not made any independent check or verification thereof (except as set forth in paragraph (ix) above), during the course of such participation (relying as to materiality to the extent such counsel deems appropriate upon statements of officers and other representatives of the Company), no facts have come to such counsel's attention that have caused such counsel to believe that the Registration Statement (including the documents incorporated by reference therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the documents incorporated by reference therein), as of its date or as of such Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus or incorporated by reference therein.

         In rendering such opinion, such counsel may state that they express an opinion only as to federal securities laws, New York and California law and the General Corporation Law of the State of Delaware. Such opinion may also be subject to customary assumptions and limitations.

                 (c) Michael C. Ross, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, and in which failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a whole;

                          (ii) Based solely on certificates from public officials, each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; to the best of his knowledge has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of substantial properties or the conduct of its business require such qualification, and in which failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a whole; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and the capital stock owned by the Company in such subsidiary is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

                         (iii) To the best of such counsel's knowledge there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, required to be described in the Prospectus, which are not described as required; and

                          (iv) The issue and sale of the Warrant Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement will not conflict with or result in a material breach or violation of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument relating to indebtedness in excess of $25 million to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

                           (v) The issued and outstanding shares of capital stock of the Company and warrants to purchase capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                 (d) Latham & Watkins, counsel for the Selling Stockholders, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i)    This Agreement and the International
                 Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

                          (ii) Each Selling Stockholder has full right, power and authority to enter into this Agreement and the International Underwriting Agreement; the sale of the Shares or the Warrants, as applicable, by each Selling Stockholder will not result in the violation by such Selling Stockholder of its partnership agreement, or any federal or New York statute, rule or regulation known to such counsel to be applicable to such Selling Stockholder (other than federal securities laws which are specifically addressed elsewhere in such counsel's opinion, or state securities laws, as to which such counsel need not express an opinion); no consent, approval, authorization or order of, or filing with, any federal or New York governmental body or agency is required for the sale of the Shares or the Warrants, as applicable, except such as have been obtained under the Act and except such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, as to which such counsel need not express an opinion; and

                         (iii) Upon delivery of the Shares and Warrants and payment therefor pursuant to this Agreement and the International Underwriting Agreement, the Underwriters and the International Underwriters will acquire such Shares and

                 Warrants (including the Warrant Shares issued upon exercise of the Warrants after payment of the exercise price therefor) free and clear of all adverse claims within the meaning of the Uniform Commercial Code as in effect in the State of New York, assuming that such Underwriters have purchased such Shares, Warrants and Warrant Shares pursuant to the Underwriting Agreements without notice of any such adverse claim within the meaning of the Uniform Commercial Code as in effect in the State of New York.

                 (e) Brown & Wood LLP, counsel for the Underwriters, shall have furnished to you their written opinion (a draft of such opinion is attached as Exhibit F hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (iii), the second clause of (iv), (vii), (viii) and (ix) of subsection (b) above, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                 (f) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on each Time of Delivery.

                 (g) You shall have received on the date of this Agreement and each Time of Delivery a letter, dated such date, in form and substance satisfactory to you, to the effect set forth in Exhibit B hereto, from the Company's independent auditors.

                 (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;
         (ii) a general moratorium on commercial banking activities in New York or California declared by either Federal or New York or California State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (i), (ii) or (iii) above in your reasonable judgment makes it impracticable to proceed with the public offering or the delivery of the Securities being delivered on such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                 (i) On or after the date this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                 (j) Simultaneous with the purchase from the Selling Stockholders of, and payment for, the Firm Warrants and any Optional Warrants pursuant to this Agreement or the International Underwriting Agreement, and the payment to the Company of the

         Warrant Exercise Price by the Underwriters and the International Underwriters, as the case may be, the Company will issue the Warrant Shares.

                 (k) If the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and provided, however, that the Company shall not be liable under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus or Prospectus to the extent that such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold Securities (1) to a person to whom there was not sent or given, at or prior to the time of written confirmation of such sale, a copy of the Prospectus or of the Prospectus, as amended or supplemented, or (2) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus or Prospectus which was corrected in the Prospectus or the Prospectus as amended or supplemented at such time of written confirmation. The Company reaffirms its indemnification of the Selling Stockholders pursuant to that certain Registration Rights Agreement entered into by the Company, KKR Associates, SSI Equity Associates and certain other parties named therein, dated as of November 25, 1986 (the "Registration Rights Agreement").

         (b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein, and provided, however, that the Selling Shareholders shall not be liable under the indemnity agreement in this subsection (b) with respect to any Preliminary Prospectus or Prospectus to the extent that such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold Securities (1) to a person to whom there was not sent or given, at or prior to the time of written confirmation of such sale, a copy of the Prospectus or of the Prospectus, as amended or supplemented, or (2) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus or Prospectus which was corrected in the Prospectus or the Prospectus as amended or supplemented at such time of written confirmation.
The Selling Stockholders reaffirm their indemnification of the Company pursuant to the Registration Rights Agreement.

         (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder to the same extent as the foregoing indemnity in paragraph 8(a) above from the Company to each Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the proceeds received by such Selling Stockholder from the Shares or Warrants sold by it pursuant to this Agreement exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or ommission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint, and the Selling Stockholders' obligations in this subsection (e) to contribute are several in proportion to the amount of Shares and Warrants that they have sold to the Underwriters, and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

         (g) The respective indemnities, agreements, representations and warranties of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them in certificates of officers, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for any of the Securities.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares or Warrants which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares and Warrants on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares and Warrants, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares and Warrants on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares and Warrants, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares and Warrants, you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes, if any, may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares and Warrants.

                 (b) If, after giving effect to any arrangements for the purchase of the Shares or Warrants of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares and Warrants which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares and Warrants to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares and Warrants which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares and Warrants which such Underwriter agreed to purchase hereunder) of the Shares and Warrants of such defaulting Underwriter or Underwriters for which such arrangements have not been made, or in such other proportions as you may specify; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                 (c) If, after giving effect to any arrangements for the purchase of the Shares or Warrants of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares and Warrants which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares and Warrants to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares and Warrants of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares and Optional Warrants) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. If this Agreement shall be terminated pursuant to Section 9 hereof, or as a result of the failure of any of the conditions set forth in
Section 7(h) hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares or Warrant Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares and Warrants to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the filing of the Registration Statement and the purchase, sale and delivery pursuant to this Agreement of the Shares and Warrant Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares or Warrants not so delivered except as provided in Sections 6 and 8 hereof.

         11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Section 8 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         13. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us 12 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       SAFEWAY INC.


                                       By:
                                           --------------------------------
                                                  Melissa C. Plaisance
                                            Senior Vice President - Finance
                                                   and Public Affairs


                                       SELLING STOCKHOLDERS

                                       KKR Partners II, L.P.
                                       By KKR Associates,
                                          the General Partner


                                       By:
                                           --------------------------------
                                           Name: James H. Greene, Jr.
                                           Title: General Partner

                                       SSI Associates, L.P.
                                       By KKR Associates,
                                          the General Partner


                                       By:
                                           --------------------------------
                                           Name: James H. Greene, Jr.
                                           Title: General Partner

                                       SSI Equity Associates, L.P.
                                       By SSI Partners, L.P.,
                                          the General Partner


                                       By:
                                           --------------------------------
                                           Name: George R. Roberts
                                           Title: General Partner


Accepted as of the date hereof:

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
SBC Warburg Dillon Read Inc.
Smith Barney Inc.




By:
   ----------------------------------
       (Goldman, Sachs & Co.)
On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                           NUMBER OF OPTIONAL
                                                       TOTAL NUMBER OF      NUMBER OF        WARRANTS TO BE
                                                        FIRM WARRANTS       OPTIONAL           PURCHASED
                                       TOTAL NUMBER    TO BE PURCHASED    SHARES TO BE       (EXPRESSED AS
                                          OF FIRM       (EXPRESSED AS     PURCHASED IF      OPTIONAL WARRANT
                                       SHARES TO BE      FIRM WARRANT    MAXIMUM OPTION    SHARES) IF MAXIMUM
 UNDERWRITER                             PURCHASED         SHARES)          EXERCISED       OPTION EXERCISED
 -----------                             ---------         -------          ---------       ----------------
 Goldman, Sachs & Co.  . . . . . .
 Morgan Stanley & Co. Incorporated
 Merrill Lynch, Pierce, Fenner &
   Smith Incorporated  . . . . . .
 Donaldson, Lufkin & Jenrette
   Securities Corporation  . . . .
 Lehman Brothers Inc.  . . . . . .
 SBC Warburg Dillon Read Inc.  . .
 Smith Barney Inc. . . . . . . . .






                                      -------------      ------------     ------------        ----------
      Total  . . . . . . . . . . .       19,921,172         2,578,828        2,988,176           386,824
                                         ==========         =========        =========           =======

                                  SCHEDULE II

                                                                       TOTAL NUMBER OF     NUMBER OF       NUMBER OF OPTIONAL
                                                           TOTAL      FIRM WARRANTS TO      OPTIONAL      WARRANTS TO BE SOLD
                                                         NUMBER OF         BE SOLD        SHARES TO BE       (EXPRESSED AS
                                                            FIRM        (EXPRESSED AS       SOLD IF         OPTIONAL WARRANT
                                                         SHARES TO      FIRM WARRANT     MAXIMUM OPTION    SHARES) IF MAXIMUM
                                                          BE SOLD          SHARES)         EXERCISED        OPTION EXERCISED
                                                          -------          -------         ---------        ----------------
                  The Selling Stockholders:
                      KKR Partners II, L.P.   . . . .
                      SSI Associates, L.P.  . . . . .
                      SSI Equity Associates, L.P.   .                     2,578,828                               386,824
                                                        ----------        ---------         ---------             -------
                      Total   . . . . . . . . . . . .   19,921,172        2,578,828         2,988,176             386,824
                                                        ==========        =========         =========             =======


         The Selling Stockholders are represented by Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, CA 94111.

                                                                       Exhibit A


                           [FORM OF LOCK-UP CONTRACT]





                                                              December __, 1997



Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
SBC Warburg Dillon Read Inc.
Smith Barney Inc.
c/o   Goldman, Sachs & Co.
      555 California Street
      San Francisco, California 94104

Goldman Sachs International
Morgan Stanley & Co. International Ltd.
Merrill Lynch International
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers International (Europe)
Swiss Bank Corporation, acting through its division
 SBC Warburg Dillon Read
Smith Barney Inc.
c/o      Goldman Sachs International
         Peterborough Court
         133 Fleet Street
         London EC4A 2BB England

Dear Ladies and Gentlemen:

         The undersigned understands that Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., SBC Warburg Dillon Read Inc. and Smith Barney Inc., as representatives of the several Underwriters, propose to enter into an Underwriting Agreement (U.S. Version) with Safeway Inc., a Delaware corporation (the "Company") and KKR Partners II, L.P., SSI Associates, L.P. and SSI Equity Associates, L.P. (the "Selling

Stockholders"), and that Goldman Sachs International, Morgan Stanley & Co. International Ltd., Merrill Lynch International, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers International (Europe), Swiss Bank Corporation, acting through its division SBC Warburg Dillon Read, and Smith Barney Inc., as representatives of the several International Underwriters (the International Underwriters, together with the Underwriters, the "Underwriters") propose to enter into an Underwriting Agreement (International Version) with the Company and the Selling Stockholders, providing for the public offering (the "Public Offering") by the Underwriters of 25,000,000 shares (the "Shares") of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock").

         In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Goldman, Sachs & Co., it will not, during a period of 90 days after the date of the prospectus first used to confirm sales of Shares (the "Prospectus"), offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold pursuant to the Public Offering and the SSI Warrants to be canceled, as described in the Prospectus. In addition, the undersigned agrees that, without the prior written consent of Goldman, Sachs & Co., it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                                       Very truly yours,


                                        -------------------------------
                                        (Name)


                                        -------------------------------
                                        (Address)

                                                                       Exhibit B



         Pursuant to Section 7(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                 (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder.

                 (ii) In their opinion, the consolidated financial statements audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder.

                 (iii) The selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Report on Form 10-K for such fiscal year.

                 (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the latest available interim consolidated financial statements of the Company and its subsidiaries, inspection of the minute books of the Company since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) the interim consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus did not comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder;

                          (B) as of the date of the latest available interim consolidated financial statements of the Company subsequent to the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus, there has been any change in the consolidated capital stock (other than issuances of capital stock upon exercise of options and warrants, in each case which were outstanding on the date of the latest financial statements included or incorporated by reference in the Prospectus), any increase greater than $50 million in the consolidated long-term debt of the Company and its subsidiaries, or any decrease in consolidated stockholders' equity, and for the period from the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus to the date of the latest available interim consolidated financial statements, there has been any decrease in consolidated net sales, operating profit, net income or net income per share as compared with the comparable period of the preceding year;

                          (C) as of a specified date not more than five days prior to the date of such letter, there has been any change in the consolidated capital stock (other than issuances of capital stock upon exercise of options and warrants, in each case which were outstanding on the date of the latest audited financial statements included or incorporated by reference in the Prospectus) or any increase greater than $50 million in the consolidated long-term debt of the Company and its subsidiaries, or decrease in stockholders' equity as compared with amounts shown in the latest interim consolidated balance sheet included or incorporated by reference in the Prospectus; and

                          (D) for the period from the date of the latest interim consolidated financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (C) there was any decrease in consolidated net sales or, to the extent that information as to decreases in net income (before extraordinary items) is available, net income (before extraordinary items) or net income (before extraordinary items) per share, in each case as compared with the comparable period of the preceding year.

         (v) They have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information derived from the accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the representatives, or in documents incorporated by reference in the Prospectus specified by the representatives, which procedures consist principally of comparing such amounts, percentages and financial information with the corresponding amounts, percentages and financial information included in or derived from the accounting records of the Company and its subsidiaries and have found such amounts, percentages and financial information to be in agreement.

         (vi)    They have--

                          (A) read the unaudited pro forma condensed consolidated balance sheet as of December 28, 1996, and the unaudited pro forma condensed consolidated statements of income for the year ended December 28, 1996 incorporated by reference in the Registration Statement;

                          (B) inquired of certain officials of the Company who have responsibility for financial and accounting matters about--

                                  (1) the basis for their determination of the pro forma adjustments; and

                                  (2)      whether the unaudited pro forma
                          condensed consolidated financial statements referred to in (vi)(A) comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S- X; and

                          (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

                 The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, such accountants do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, such accountants make no representation about the sufficiency of such procedures for the purposes of the representatives.

         (vii) Nothing came to such accountants' attention as a result of the procedures specified in paragraph (vi), however, that caused such accountants to believe that the unaudited pro forma condensed consolidated financial statements referred to in (vi)(A) incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had such accountants performed additional procedures or had such accountants made an examination of the pro forma condensed consolidated financial statements, other matters might have come to such accountants' attention that would have been reported to you.